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Exhibit 21.1

Sabre Holdings Corporation
Subsidiaries

        (All subsidiaries are wholly owned unless otherwise noted in parenthesis. Each subsidiary's subsidiaries outlined further below.)

Sabre Holdings Corporation SUBSIDIARY

  Sabre Inc. (Delaware)

Sabre Inc. SUBSIDIARIES

  Axess International Network, Inc. (Japan) (25%)
  ENCOMPASS Holding, Inc. (Delaware)
  GetThere Inc. (Delaware)
  GetThere L.P. (Delaware) (13.5% Limited Partner)
  Greyhound Acquisition Corp. (Delaware)
  IgoUgo, Inc. (Delaware)
  K&H Associates Inc. (Minnesota)
  Lanyon Ltd. (United Kingdom)
  Nexion, Inc. (Delaware)
  Prize Ltd. (Latvia) (50%)
  Sabre Decision Technologies International, Inc. (Delaware)
  Sabre Decision Technologies Licensing, Inc. (Delaware)
  Sabre International, Inc. (Delaware)
  Sabre International Holdings, Inc. (Delaware)
  Sabre Investments, Inc. (Delaware)
  SabreMark G.P., Inc. (Delaware)
  Sabre Limited (New Zealand)
  SabreMark L.P., Inc. (Delaware)
  Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (99%)
  Sabre Technology Enterprises, Ltd. (Cayman Islands)
  Sabre Technology Holland B.V. (Netherlands)
  Sakiler, S.A. (Uruguay)
  SHC Capital Trust I (Delaware)
  SHC Capital Trust II (Delaware)
  SHC Capital Trust III (Delaware)
  SST Finance, Inc. (Delaware)
  SST Holding, Inc. (Delaware)
  SynXis Corporation (Delaware)
  Travelocity Holdings, Inc. (Delaware)
  Sabre South Pacific I (Australia) (1%)
  Sabre Services, Inc. (Delaware)
  Vistrio, L.P. (Delaware) (50.9% Limited Partner)

GetThere Inc. SUBSIDIARIES

  GetThere L.P. (Delaware) (1% General Partner; 83% Limited Partner)
  AllMeetings Inc. (Delaware)

  AllMeetings Inc. SUBSIDIARY

GetThere L.P. (Delaware) (2.5% Limited Partner)

GetThere L.P. SUBSIDIARY

  GetThere Limited (United Kingdom)

Greyhound Acquisition Corp SUBSIDIARY

  Sabre Travel International Limited (Ireland)

Sabre Travel International Limited SUBSIDIARY

  Sabre Polska Sp. Z.o.o. (Poland)

Sabre Decision Technologies International, Inc. SUBSIDIARIES

  Airline Technology Services Mauritius Ltd. (Mauritius)
  Sabre (Australia) Pty Ltd. (Australia)
  Sabre Travel Technology Private Limited (India)

Airline Technology Services Mauritius Ltd. SUBSIDIARY

  Sabre Pakistan (Private) Limited (Pakistan) (99%)

Sabre International, Inc. SUBSIDIARIES

  Sabre CIS Holdings, Inc. (Delaware)
  Sabre Belgium SA (Belgium) (99%)
  Sabre China Sea Technologies Ltd. (Labuan)
  Sabre Computer-Reservierungssystem GmbH (Austria)
  Sabre Danmark ApS (Denmark)
  Sabre EMEA Marketing Limited (United Kingdom)
  Sabre Espana Marketing, S.A. (Spain) (99%)
  Sabre Europe Management Services Ltd. (United Kingdom) (99%)
  Sabre France Sarl (France)
  Sabre Hellas SA (Greece)
  Sabre Holdings GmbH (Germany)
  Sabre Ireland Limited (Ireland)
  Sabre Italia S.r.l. (Italy) (99%)
  Sabre Marketing Nederland B.V. (Netherlands)
  Sabre Norge AS (Norway)
  Sabre Portugal Servicios Lda (Portugal) (99%)
  Sabre South Pacific I (Australia Partnership) (99%)
  Sabre Servicios Colombia Ltda. (Colombia) (99%)
  Sabre Suomi Oy (Finland)
  Sabre Sverige AB (Sweden)
  Sabre UK Marketing Ltd. (United Kingdom) (99%)
  STIN Luxembourg S.A. (Luxembourg) (99%)

Sabre China Sea Technologies Ltd. SUBSIDIARY

  Sabre Australia Technologies I Pty Limited (Australia) (51%)

Sabre Australia Technologies I Pty Limited SUBSIDIARY

  Sabre Pacific Pty Limited (Australia)

Sabre Pacific Pty Limited SUBSIDIARY

  Sabre Pacific Limited (New Zealand)

Sabre Holdings GmbH SUBSIDIARIES

  Sabre Airline Solutions GmbH (Germany)
  Sabre Deutschland Marketing GmbH (Germany)

Sabre Deutschland Marketing GmbH SUBIDIARY

  Travel Management Systems GmbH (Germany)

Sabre Marketing Nederland B.V. SUBSIDIARY

  Sabre Israel Travel Technologies Ltd. (Israel) (51%)

Sabre Sverige AB SUBSIDIARIES

  RM Rocade AB (Sweden)
  RM Rocade Assist AB (Sweden)

Sabre International Holdings, Inc. SUBSIDIARIES

  Sabre Belgium SA (Belgium) (1%)
  Sabre Espana Marketing, S.A. (Spain) (1%)
  Sabre Europe Management Services Ltd. (United Kingdom) (1%)
  Sabre International (Bahrain) W.L.L. (Bahrain) (1%)
  Sabre Italia S.r.l. (Italy) (1%)
  Sabre Portugal Servicios Lda (Portugal) (1%)
  Sabre Servicios Colombia Ltda. (Colombia) (1%)
  Sabre UK Marketing Ltd. (United Kingdom) (1%)
  STIN Luxembourg S.A. (Luxembourg) (1%)

Sabre Investments, Inc. SUBSIDIARIES

  Sabre Investments—B4-1, Inc. (Delaware)
  Sabre Investments—LI-1, Inc. (Delaware)
  Sabre Investments—PK-1, Inc. (Delaware)
  Sabre Investments—WR-1, Inc. (Delaware)

Sabre Investments—PK-1, Inc. SUBSIDIARY

  Vistrio, L.P. (Delaware) (0.1% General Partner)

SabreMark G.P., Inc. SUBSIDIARY

  SabreMark Limited Partnership (Delaware) (1% General Partner)

SabreMark L.P., Inc. SUBSIDIARY

  SabreMark Limited Partnership (Delaware) (99% Limited Partner)

Sabre Soluciones de Viaje S. de R.L. de C.V. SUBSIDIARIES

  Sabre Informacion S.A. de C.V. (Mexico) (99%)
  Sabre Sociedad Tecnologica S.A. de C.V. (Mexico) (51%)

Sabre Sociedad Tecnologica S.A. de C.V. SUBSIDIARY

  Sabre Servicios Administrativos S.A. de C.V. (Mexico) (99.9%)

Sabre Technology Enterprises, Ltd. SUBSIDIARIES

  Sabre Technology Enterprises II, Ltd. (Cayman Islands)
  Sabre International (Bahrain) W.L.L. (Bahrain) (99%)
  Sabre Travel Network Middle East W.L.L. (Bahrain) (60%)

Sabre Technology Enterprises II, Ltd. SUBSIDIARY

  Abacus International Pte Ltd. (Singapore) (35%)

Sabre Technology Holland B.V. SUBSIDIARIES

  Sabre Informacion S.A. de C.V. (Mexico) (1%)
  Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (1%)

SynXis Corporation SUBSIDIARIES

  HubX Inc. (Delaware)
  SynXis International Holdings B.V. (Netherlands)

SynXis International Holdings B.V. SUBSIDIARY

  SynXis Nederland B.V. (Netherlands)

Travelocity Holdings, Inc. SUBSIDIARY

  Travelocity.com Inc. (Delaware)

Travelocity.com Inc. SUBSIDIARIES

  All State Tours, Inc. (Nevada)
  Site59.com LLC (Delaware)
  Travelocity Australia Pty Ltd. (Australia)
  Travelocity GmbH (Germany)
  Travelocity.com LP (Delaware) (10%)
  Travelocity.com LP Sub Inc. (Delaware)

Travelocity.com LP Sub Inc. SUBSIDIARY

  Travelocity.com LP (Delaware) (90%)

Travelocity GmbH SUBSIDIARIES

  Travel Overland Flugreisen GmbH (Germany) (50%)
  Travelocity Sabre GmbH (Germany)

Travelocity Sabre GmbH SUBSIDIARIES

  Resfeber Sverige AB (Sweden)
  Travelocity France SAS (France)
  Travelocity.co.uk Ltd. (United Kingdom)
  USIT Connections SAS (France)

Resfeber Sverige AB SUBSIDIARIES

  Skandinavisk Reisefeber AS (Norway)
  Rejsefeber ApS (Denmark)

USIT Connections SAS SUBSIDIARY

  Boomerang SAS (France)

*
All subsidiaries are wholly-owned unless otherwise noted in parenthesis

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  Exhibit 21.1
Sabre Holdings Corporation Subsidiaries